EXHIBIT 10(c) LETTER OF INTENT DATED FEBRUARY 10, 1999





                               PETPLANET.COM, INC
                          438 Boynton Avenue, Suite 100
                             Berkeley, CA 94707 USA

                                             PHONE 510.558.1237 FAX 510.558.1238
--------------------------------------------------------------------------------

                                             February 10, 1999
Techscience Industries, Inc.
3 Rockaway Place
Parsippany, NJ 07054

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ATTN:GARY W. GILL, TREASURER

         RE: POTENTIAL REORGANIZATION TRANSACTION INVOLVING PETPLANET.COM, INC AND TECHSCIENCE INDUSTRIES, INC.

Gentlemen:

                  This letter sets forth our intentions with respect to the principal terms and conditions of the proposed reorganization transaction (the "Reorganization") involving PetPlanet.com, Inc., a California corporation ("PetPlanet") and Techscience Industries, Inc., a Delaware corporation ("TSI").

         The basic terms and conditions of the Reorganization are as follows:

         1. TRANSACTION TERMS. On the terms and subject to the conditions to be set forth in the Definitive Agreement as defined in Section 2 hereof, TSI will acquire all of the outstanding common stock and/or options and warrants of PetPlanet solely in exchange for 7,325,000 newly issued shares of TSI's Common Stock (the "TSI Stock") after which there will be 9,575,000 shares of TSI Common Stock issued and outstanding, giving PRO FORMA effect to the Financing, as defined below. The TSI Stock will be issued to PetPlanet's shareholders, option and warrant holders on a pro rata basis at which time PetPlanet will become a wholly owned subsidiary of TSI. As a condition to the Closing (defined in Section 3 hereof), TSI shall close a private placement of 250,000 shares of TSI Common Stock for gross proceeds of at least $1.0 million (the "Financing"). The Financing shall be made by TSI solely to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). The proceeds of the Financing shall be placed into escrow and released to TSI upon the Closing of the Reorganization.

         2. DEFINITIVE AGREEMENT. The Reorganization is subject to and conditioned upon the negotiation, execution and delivery of a definitive reorganization agreement (the "Definitive Agreement") between PetPlanet, shareholders of PetPlanet ("PetPlanet Shareholders") and TSI containing the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed transaction. The execution and delivery of the Definitive Agreement by PetPlanet shall be subject to the approval of the PetPlanet's Board of Directors. In addition, the parties' obligations to proceed with Closing of the Definitive Agreement shall be subject to the satisfaction of the conditions in Section 11 hereof.

         3. CLOSING DATE. The closing of the Reorganization (the "Closing") will occur within three business days after the satisfaction of all conditions to closing stated in the Definitive Agreement; provided, however, that either PetPlanet or TSI (if such party is not then in breach under the Definitive Agreement) could terminate the Definitive Agreement

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if the  Closing  has not  occurred  as of April 1,  1999.  The date on which the
Closing occurs is referred to in this letter as the "Closing Date."

         4. BEST EFFORTS. TSI and PetPlanet shall negotiate in good faith and use their best efforts to arrive at a mutually acceptable Definitive
Agreement for approval, execution and delivery at the earliest reasonably practical date. TSI and PetPlanet will thereupon use their best efforts to effect the Closing and to proceed with the transactions contemplated by the Definitive Agreement as promptly as is reasonably practicable.

         5. TERMINATION. This letter may be terminated by PetPlanet if the Definitive Agreement has not been negotiated, executed and delivered on or before March 1, 1999 or if TSI has not adequately responded to PetPlanet's request for due diligence materials. Once executed, the Definitive Agreement shall supersede this letter of intent in its entirety.

         6. ACCESS TO RECORDS. For so long as negotiations with respect to the proposed Reorganization are pending and have not been terminated by either party, each party shall have access to the other party's books and records for purposes of evaluating the other party's assets, liabilities, financial condition and prospects and the validity of the representations and warranties made by the other party and their respective shareholders in the Definitive Agreement.

         7. CONFIDENTIALITY. TSI and its shareholders, on the one hand, and PetPlanet and its shareholders, on the other hand, will keep confidential all information and materials regarding the other party reasonably designated by such party as confidential. The provisions of this Section 7 shall not apply to any information which is or shall become part of the public domain through no fault of the party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. TSI and PetPlanet agree that no public disclosure will be made by either party of the existence of this Letter of Intent or any of its terms without first advising the other party and obtaining its consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

         8. STANDSTILL AGREEMENT. For the greater of sixty (60) days from the date hereof or so long as this letter remains in effect as provided in
Section 5 above, neither PetPlanet nor PetPlanet's shareholders will (i) solicit or encourage any offer or enter into any agreement for the sale, transfer or other disposition of any capital stock or assets of PetPlanet to or with any other entity or person, other than sales of goods and services by PetPlanet in the ordinary course of its business, (ii) entertain or pursue any unsolicited offer for any such sale, transfer or other disposition, or (iii) furnish to any person or entity (other than TSI, and its authorized agents and representatives) any nonpublic information concerning PetPlanet or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of PetPlanet.

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         For the  greater of sixty (60) days from the date  hereof or so long as this letter remains in effect as provided in Section 5 above, neither TSI nor TSI's shareholders will (i) make or encourage any offer or enter into any understanding or agreement for the purchase, merger or other acquisition of any capital stock or assets of an operating company (other than PetPlanet); (ii) entertain or pursue any unsolicited offer for any such transaction; or (iii) furnish to any person or entity (other than PetPlanet, and its authorized agents and representatives) any nonpublic information concerning TSI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible transaction of the type that TSI is contemplating pursuant to this letter of intent.

         9. EXPENSES. Except as otherwise set forth herein, each party shall bear their own expenses incident to the transactions contemplated herein up until and including the Closing of the Definitive Agreement. Once the Definitive Agreement has closed, all subsequently incurred transaction costs will be borne by the surviving entity.

         10. LETTER OF INTENT. It is understood that this letter is not an offer or a contract but is only a letter of intent, notwithstanding anything contained herein or otherwise to the contrary, and no binding commitment of any nature whatsoever shall be implied by virtue hereof, except for the provisions set forth in Sections 2 through 9 hereof. Except as stated in the immediately preceding sentence, (i) no binding agreement shall exist unless and until the Definitive Agreement has been executed and delivered by the parties, and the only as and to the extent stated therein, and (ii) the termination of this letter and the negotiations for the proposed transaction prior to the execution and delivery of the Definitive Agreement for whatever reason shall not result in any obligation or liability of any party to the other.

         11. CONDITIONS. The Closing of the Reorganization will be subject to the following conditions:

         A.       CONDITIONS TO BE SATISFIED IN ORDER FOR PETPLANET TO PROCEED:

                  1. Complete and satisfactory due diligence review of TSI by PetPlanet.

                  2. Approval of the shareholders and Board of Directors of TSI.

                  3. TSI shall have delivered by March 1, 1999 audited financial statements and notes thereto covering the two years ended October 31, 1998, including income statements, balance sheets and statements of cash flow and stockholders equity (the "TSI Financial Statements"), such statements to include an audit report issued by Wiss & Co., LLP or such other recognized auditing and accounting firm that shall be deemed acceptable to PetPlanet.

                  4. There shall have been no material adverse changes in TSI, financial or otherwise, from the information provided in the TSI Financial Statements.

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                  5.       Prior to the  Closing,  TSI shall have  prepared  and
                  filed with the Securities and Exchange Commission, all reports and filings required to be filed by a company having a reporting obligation pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and such reports and filings shall be true and accurate and prepared in material compliance with the applicable disclosure provisions of the 1934 Act covering the periods included in the TSI Financial Statements.

                  6. Immediately prior to the Closing of the Reorganization, TSI shall have a positive tangible net worth of at least $975,000, as determined in accordance with generally accepted accounting principles, giving PRO FORMA effect to the Financing.

                  7. The capitalization of TSI shall consist of (i) 20 million shares of authorized common stock, $.01 par value per share, of which not more than 2,250,000 shares shall be issued and outstanding immediately prior to the Reorganization, giving PRO FORMA effect to the Financing; and (ii) 1 million shares of authorized "blank check" preferred stock, $.01 par value per share, of which, no shares shall be issued and outstanding immediately before the Reorganization. There shall be at least 500 record holders of common stock of TSI.

                  8. There shall be no TSI Common Stock Equivalents outstanding immediately before the Reorganization. For purposes of the foregoing, "TSI Common Stock Equivalents" shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the TSI, or obligating TSI to issue, any shares of any class of the capital stock of TSI or any securities convertible into or exchangeable for such shares.

                  9. The resignation of the officers and directors of TSI effective upon the Reorganization, with such vacancies filled by the nominees of PetPlanet.

                  10. Although TSI shall be the surviving corporation in the Reorganization from a corporate law perspective, the Reorganization shall be accounted for as a "reverse acquisition" for accounting and financial statement purposes, wherein PetPlanet shall be deemed the surviving entity for such purposes.

                  11. Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from TSI's lenders, creditors, vendors, lessors.

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         B.       CONDITIONS  TO BE  SATISFIED  IN  ORDER  FOR  TSI  TO PROCEED:

                  1. Complete and satisfactory due diligence review of PetPlanet by TSI.

                  2. Approval of the shareholders and Board of Directors of PetPlanet.

                  3. Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents
                  necessary  from  PetPlanet's  lenders,   creditors,   vendors,
                  lessors.

                  4. PetPlanet and Steven E. Marder shall have entered into an Employment Agreement on mutually acceptable terms.

         C.       COVENANTS APPLICABLE FOLLOWING THE REORGANIZATION:

                  1. Following the Reorganization and for a six month period thereafter the following actions of PetPlanet shall require approval of the board of directors including the written concurrence of Raymond Skiptunis:

                           (a)  issuance of any shares of common stock except in
                  connection  with  an  acquisition   acceptable  to  the  Board
                  ("Authorized Acquisition");

                           (b) issuance of any additional classes of equity securities or securities convertible into equity securities;

                           (c) issuance of any new options, warrants or rights to acquire common stock of TSI (collectively the "Derivatives"), other than pursuant to TSI's 1984 Incentive Stock Option Plan and TSI's 1999 Long Term Incentive Plan; the exercise prices of any such new Derivatives so issued during the period shall not be less than $4.00 if the same shall occur prior to the commencement of trading in the common stock of TSI. Once trading in the common stock of TSI shall have commenced, the exercise price of Derivatives issued thereafter shall not be less than the fair market value of TSI's common stock as determined by the mean between the bid and asked closing prices thereof. In addition, no Derivatives newly issued hereunder shall be exercisable for a period of one year following the Closing;

                           (d) make any acquisition of assets or stock of another corporation or otherwise consummate any business combination, except as previously described in PetPlanet's business plan;

                           (e) incur any material amount of indebtedness  except
                  in the ordinary course of business or in connection with an Authorized Acquisition;

                           (f) declare or pay any dividends;

                           (g) pay any pension or severance  pay to an executive
                  officer;

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                           (h) repay any loans made to  PetPlanet  by members of
                  management or their affiliates;

                           (i) enter into any  employment or other  compensation
                  arrangement   other  than  with  Mr.   Marder   providing  for
                  annualized cash compensation exceeding $110,000; or

                           (j) renew, extend or modify any employment  agreement
                  or enter into any new employment agreement with Mr. Marder except on terms reasonably acceptable to the Board.


         If this letter accurately sets forth your understand of the proposed transaction with respect to the matters discussed above, please so indicate by executing a copy of this letter below and returning the executed copy to the undersigned not later than February 15, 1999. If we have not received an executed counterpart of this letter of intent on or before February 15, 1999, this letter of intent shall terminate automatically and be of no further force and effect.

                                        PETPLANET.COM, INC


                                        BY: /s/ STEVEN E. MARDER
                                            ------------------------------------
                                                Steven E. Marder, CEO

ACCEPTED AND AGREED to this
10th day of February, 1999

TECHSCIENCE INDUSTRIES, INC.

BY: /s/ GARY W. GILL
    ----------------
        Gary W. Gill

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